Exhibit 99.1

Teradyne Reports Third Quarter 2020 Results

•	Revenue of $819 million in Q3’20 grew 41% from Q3’19

•	Q3’20 GAAP earnings per share grew 61% and Non-GAAP earnings per share grew 53% from Q3’19

•	Test revenue grew 46% from Q3’19 on Memory, Storage, and System on a Chip (SOC) Test strength

•	Industrial Automation revenue was up sequentially and flat with Q3’19 on improving global manufacturing conditions and new products

•	Q4’20 Revenue guidance at mid-point represents 8% growth from Q4’19

	Q3’20	Q3’19	Q2’20	9 Mos’20	9 Mos’19
Revenue (mil)	$819	$582	$839	$2,363	$1,640
GAAP EPS	$1.21	$0.75	$1.05	$3.23	$1.92
Non-GAAP EPS	$1.18	$0.77	$1.33	$3.52	$1.97

==========================================

NORTH READING, Mass. – October 20, 2020 – Teradyne, Inc. (NASDAQ: TER) reported revenue of $819 million for the third quarter of 2020 of which $592 million was in Semiconductor Test, $118 million in System Test, $41 million in Wireless Test and $69 million in Industrial Automation. GAAP net income for the third quarter was $222.7 million or $1.21 per diluted share. On a non-GAAP basis, Teradyne’s net income in the third quarter was $205.4 million, or $1.18 per diluted share, which excluded restructuring and other charges, acquired intangible asset amortization, non-cash convertible debt interest, discrete tax adjustments and included the related tax impact on non-GAAP adjustments.

“We delivered quarterly sales above plan and generated a dollar per share or more in non-GAAP earnings for the third consecutive quarter,” said CEO and President Mark Jagiela. “The results were driven by record memory and storage test shipments along with strong System on a Chip (SOC) test demand for mobility and compute devices. In Industrial Automation, sales grew 17% from Q2’20 on the combination of improving conditions in the manufacturing sector and new products.

“Entering Q4, market conditions in our test businesses are stronger than expected and we’ve positioned our production capacity to respond to potential short lead time demands as we move through the quarter. For the full year 2020, at the mid-point of our guidance, we expect our year-over-year sales to grow more than 33% to over $3.0 billion and GAAP earnings per share to grow 58% to $4.12 and non-GAAP earnings per share to grow 57% to $4.50.”

Guidance for the fourth quarter of 2020 is revenue of $680 million to $740 million, with GAAP net income of $0.81 to $0.96 per diluted share and non-GAAP net income of $0.90 to $1.06 per diluted share. Non-GAAP guidance excludes acquired intangible asset amortization, non-cash convertible debt interest and includes the related tax impact on non-GAAP adjustments.

Webcast

A conference call to discuss the third quarter results, along with management’s business outlook, will follow at 8:30 a.m. ET, Wednesday, October 21. Interested investors should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins. Presentation materials will be available starting at 8:30 a.m. ET. A replay will be available on the Teradyne website at www.teradyne.com/investors.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income exclude acquired intangible assets amortization, non-cash convertible debt interest, pension actuarial gains and losses, discrete income tax adjustments, fair value inventory step-up, and restructuring and other, and includes the related tax impact on non-GAAP adjustments. GAAP requires that these items be included in determining income from operations and net income. Non-GAAP income from operations, non-GAAP net income, non-GAAP income from operations as a percentage of revenue, non-GAAP net income as a percentage of revenue, and non-GAAP net income per share are non-GAAP performance measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP performance measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP gross margin excludes fair value inventory step-up. GAAP requires that this item be included in determining gross margin. Non-GAAP gross margin dollar amount and percentage are non-GAAP performance measures that management believes provide useful supplemental information for management and the investor. Management uses non-GAAP gross margin as a performance measure for Teradyne’s current core business and future outlook and for comparison with Teradyne’s business plan, historical gross margin results and the gross margin results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP performance measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investor Relations” and then selecting “Financials” and the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP performance measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NASDAQ:TER) brings high-quality innovations such as smart devices, life-saving medical equipment and data storage systems to market, faster. Its advanced test solutions for semiconductors, electronic systems, wireless devices and more ensure that products perform as they were designed. Its Industrial Automation offerings include collaborative and mobile robots that help manufacturers of all sizes improve productivity and lower costs. In 2019, Teradyne had revenue of $2.3 billion and today employs 5,500 people worldwide. For more information, visit teradyne.com. Teradyne® is a registered trademark of Teradyne, Inc. in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements regarding Teradyne’s future business prospects, the impact of the COVID-19 outbreak, results of operations, market conditions, earnings per share, the payment of a quarterly dividend, the repurchase of Teradyne common stock pursuant to a share repurchase program, and the impact of U.S. export and tariff laws. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance, events, earnings per share, use of cash, payment of dividends, repurchases of common stock, payment of the senior convertible notes, the impact of the COVID-19 outbreak, or the impact of U.S. export and tariff laws. There can be no assurance that management’s estimates of Teradyne’s future results or other forward-looking statements will be achieved. Additionally, the current dividend program may be modified, suspended or discontinued at any time.

On May 16, 2019, Huawei and 68 of its affiliates, including HiSilicon, were added to the U.S. Department of Commerce Entity List under U.S. Export Administration Regulations (the “EAR”). This action by the U.S. Department of Commerce imposed new export licensing requirements on exports, re-exports, and in-country transfers of all U.S. - regulated products, software and technology to the designated Huawei entities. While most of Teradyne’s products are not subject to the EAR and therefore not affected by the Entity List restrictions, some of its products are currently manufactured in the U.S. and thus subject to the Entity List restrictions. Compliance with the current Entity List restrictions has not significantly impacted Teradyne’s sales.

On August 17, 2020, the U.S. Department of Commerce published final regulations expanding the scope of the U.S. EAR to include additional products that would become subject to export restrictions relating to Huawei entities including HiSilicon. These new regulations restrict the sale to Huawei and the designated Huawei entities of certain non-U.S. made items, such as semiconductor devices, manufactured for or sold to Huawei entities including HiSilicon under specific, detailed conditions set forth in the new regulations. The new regulations also restrict Teradyne’s sales to Huawei, HiSilicon and their suppliers. Because the impact of these new regulations on Huawei’s business is both fluid and uncertain, at this time, Teradyne does not know the potential extent of the impact of the new regulations on its business with Huawei entities including HiSilicon and their suppliers. Teradyne is taking appropriate actions, including filing for licenses with the Department of Commerce and working with the U.S. regulators to understand the intended scope of the restrictions. However, Teradyne cannot be certain that the actions it takes will mitigate all of the risks associated with the new export controls that may impact its business. It is possible that these new regulations and any other additional regulations that may be implemented by the U.S. Department of Commerce or other government agency could have a material impact on Teradyne’s business and financial results.

On April 28, 2020, the Department of Commerce published new export control regulations for certain U.S. products and technology sold to military end users or for military end-use in China, Russia and Venezuela. The definition of military end user is broad. The regulations went into effect on June 29, 2020. Teradyne does not expect that compliance with the new export controls will significantly impact its ability to sell products to its customers in China or to manufacture products in China. The new export controls, however, could disrupt the Company’s supply chain, increase compliance costs and impact the demand for the Company’s products in China and, thus, have a material adverse impact on Teradyne’s business, financial condition or results of operations. In addition, while the Company maintains an export compliance program, its compliance controls could be circumvented, exposing the Company to legal liabilities. Teradyne will continue to assess the potential impact of the new export controls on its business and operations and take appropriate actions, including filing for licenses with the Department of Commerce, to minimize any disruption. However, Teradyne cannot be certain that the actions it takes will mitigate all of the risks associated with the new export controls that may impact its business.

The global outbreak of the recent novel strain of the coronavirus (COVID-19) has resulted in authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, shelter in place orders, and shutdowns. These measures have impacted and may further impact Teradyne’s workforce and operations, the operations of its customers, and those of its contract manufacturers and suppliers. The COVID-19 pandemic has adversely impacted the Company’s results of operations, including increased costs company-wide and decreased sales in its industrial automation businesses. At this time, the Company cannot accurately estimate the amount of the impact for Teradyne’s 2020 financial results and to its future financial results. There is considerable uncertainty regarding the impact on Teradyne’s business from the measures in place and potential future measures, and restrictions on Teradyne’s access to its manufacturing facilities or on its support operations or workforce, or similar limitations for its contractor manufacturers and suppliers, and restrictions or disruptions of transportation, such as reduced availability of transportation and increased border controls or closures, could limit Teradyne’s capacity to meet customer demand and have a material adverse effect on its financial condition and results of operations. The COVID-19 outbreak has significantly increased economic and demand uncertainty in Teradyne’s markets. This uncertainty could result in a significant decrease in demand for Teradyne’s products for an uncertain period of time. The spread of COVID-19 has caused Teradyne to modify its business practices (including employee travel, employees working remotely, and cancellation of physical participation in meetings, events and conferences), and the Company may take further actions as may be required by government authorities or that it determines are in the best interests of its employees, customers, contract manufacturers and suppliers. There is uncertainty that such measures will be sufficient to mitigate the risks posed by the virus, and Teradyne’s ability to perform critical functions could be impacted. Due to the uncertainty regarding the length, severity and potential business impact of the COVID-19 pandemic, Teradyne suspended its stock repurchase program announced in January 2020. At this time, Teradyne does not know whether or when it will authorize future stock repurchase programs. The degree to which COVID-19 impacts Teradyne’s results will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and continued spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume.

Important factors that could cause actual results, earnings per share, use of cash, dividend payments, repurchases of common stock, or payment of the senior convertible notes to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates; decreased or delayed product demand from one or more significant customers; development, delivery and acceptance of new products; the ability to grow the Industrial Automation business; increased research and development spending; deterioration of Teradyne’s financial condition; the impact of the COVID-19 outbreak and related government responses on the market and demand for Teradyne’s products, on its contract manufacturers and supply chain, and on its workforce; the consummation and success of any mergers or acquisitions; unexpected cash needs; insufficient cash flow to make required payments and pay the principal amount on the senior convertible notes; the business judgment of the board of directors that a declaration of a dividend or the repurchase of common stock is not in the company’s best interests; additional U.S. tax regulations or IRS guidance; the impact of any tariffs or export controls imposed in the U.S. or China; compliance with trade protection measures or export restrictions; the impact of U.S. Department of Commerce or other government agency regulations relating to Huawei and HiSilicon; and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” sections of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2020. The forward-looking statements provided by Teradyne in this press release represent management’s views as of the date of this release. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this release.

TERADYNE, INC. REPORT FOR THIRD FISCAL QUARTER OF 2020

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Quarter Ended			Nine Months Ended
	September 27, 2020	June 28, 2020	September 29, 2019	September 27, 2020	September 29, 2019
Net revenues	$819,484	$838,661	$582,038	$2,362,500	$1,640,315
Cost of revenues (exclusive of acquired intangible assets amortization shown separately below) (1)	360,556	367,188	237,000	1,026,549	683,724

Gross profit	458,928	471,473	345,038	1,335,951	956,591
Operating expenses:
Selling and administrative (2)	115,840	113,259	109,166	340,488	319,990
Engineering and development	94,909	94,102	77,804	274,170	236,030
Acquired intangible assets amortization	6,219	8,941	9,647	25,052	30,363
Restructuring and other (3)	(27,701)	37,222	(6,500)	1,915	(11,792)

Operating expenses	189,267	253,524	190,117	641,625	574,591

Income from operations	269,661	217,949	154,921	694,326	382,000

Interest and other expense (4)	5,930	658	3,188	16,237	5,111

Income before income taxes	263,731	217,291	151,733	678,089	376,889
Income tax provision	41,013	28,383	15,873	90,274	34,494

Net income	$222,718	$188,908	$135,860	$587,815	$342,395

Net income per common share:
Basic	$1.34	$1.14	$0.80	$3.54	$2.00

Diluted	$1.21	$1.05	$0.75	$3.23	$1.92

Weighted average common shares — basic	166,014	165,789	169,641	166,131	171,471

Weighted average common shares — diluted (5)	184,338	180,257	180,494	181,777	178,685

Cash dividend declared per common share	$0.10	$0.10	$0.09	$0.30	$0.27

(1) Cost of revenues includes:	Quarter Ended			Nine Months Ended
	September 27, 2020	June 28, 2020	September 29, 2019	September 27, 2020	September 29, 2019
Provision for excess and obsolete inventory	$3,479	$5,580	$3,049	$13,116	$8,848
Sale of previously written down inventory	(310)	(337)	(821)	(1,722)	(1,962)
Inventory step-up	121	121	—	360	383

	$3,290	$5,364	$2,228	$11,754	$7,269

(2)

For the quarter and nine months ended September 29, 2019, selling and administrative expenses include an equity charge of $2,109 for the modification of Teradyne’s retired CFO’s outstanding equity awards to allow continued vesting and maintain the original term in connection with his July 17, 2019 retirement.

(3) Restructuring and other consists of:	Quarter Ended			Nine Months Ended
	September 27, 2020	June 28, 2020	September 29, 2019	September 27, 2020	September 29, 2019
Contingent consideration fair value adjustment	$(27,206)	$29,259	$(7,759)	$(7,967)	$(16,460)
Acquisition related expenses and compensation	(1,086)	3,145	451	3,418	2,258
Employee severance	456	36	808	1,220	2,410
Contract termination settlement fee	—	4,000	—	4,000	—
Other	135	782	—	1,244	—

	$(27,701)	$37,222	$(6,500)	$1,915	$(11,792)

(4) Interest and other includes:	Quarter Ended			Nine Months Ended
	September 27, 2020	June 28, 2020	September 29, 2019	September 27, 2020	September 29, 2019
Non-cash convertible debt interest	$3,629	$3,584	$3,453	$10,752	$10,231
Pension actuarial losses (gains)	2,688	(99)	—	2,589	448

	$6,317	$3,485	$3,453	$13,341	$10,679

(5)

Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarters ended September 27, 2020, June 28, 2020 and September 29, 2019, 9.2 million, 7.6 million and 5.8 million shares, respectively, have been included in diluted shares. For the nine months ended September 27, 2020 and September 29, 2019, 8.0 million and 4.1 million shares, respectively, have been included in diluted shares. For the quarters ended September 27, 2020, June 28, 2020 and September 29, 2019, diluted shares also included 7.8 million, 5.8 million and 3.6 million shares, respectively from the convertible note hedge transaction. For the nine months ended September 27, 2020 and September 29, 2019, diluted shares also included 6.4 million and 1.8 million shares, respectively, from the convertible note hedge transaction.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	September 27, 2020	December 31, 2019
Assets
Cash and cash equivalents	$945,180	$773,924
Marketable securities	287,789	137,303
Accounts receivable, net	587,243	362,368
Inventories, net	191,317	196,691
Prepayments and other current assets	232,103	188,598

Total current assets	2,243,632	1,658,884

Property, plant and equipment, net	386,170	320,216
Operating lease right-of-use assets, net	54,724	57,539
Marketable securities	108,254	104,490
Deferred tax assets	78,243	75,185
Retirement plans assets	14,915	18,457
Other assets	11,650	10,332
Acquired intangible assets, net	103,672	125,480
Goodwill	435,252	416,431

Total assets	$3,436,512	$2,787,014

Liabilities
Accounts payable	$150,427	$126,617
Accrued employees’ compensation and withholdings	175,286	163,883
Deferred revenue and customer advances	129,438	104,876
Other accrued liabilities	117,108	70,871
Operating lease liabilities	20,311	19,476
Contingent consideration	—	9,106
Income taxes payable	79,270	44,200

Total current liabilities	671,840	539,029

Retirement plans liabilities	134,650	134,471
Long-term deferred revenue and customer advances	59,099	45,974
Long-term contingent consideration	22,531	30,599
Long-term other accrued liabilities	20,141	19,535
Deferred tax liabilities	11,462	14,070
Long-term operating lease liabilities	42,137	45,849
Long-term income taxes payable	74,930	82,642
Debt	406,178	394,687

Total liabilities	1,442,968	1,306,856

Shareholders’ equity	1,993,544	1,480,158

Total liabilities and shareholders’ equity	$3,436,512	$2,787,014

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended		Nine Months Ended
	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019
Cash flows from operating activities:
Net income	$222,718	$135,860	$587,815	$342,395

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	19,806	17,626	58,111	51,508
Amortization	10,343	11,873	36,577	36,849
Stock-based compensation	11,661	10,713	33,028	28,822
Provision for excess and obsolete inventory	3,479	3,049	13,116	8,848
Retirement plan actuarial losses	2,688	—	2,589	448
Contingent consideration fair value adjustment	(27,206)	(7,759)	(7,967)	(16,460)
Gains on investments	(3,046)	(417)	(3,515)	(4,158)
Deferred taxes	2,616	(3,492)	(4,547)	(2,977)
Other	225	181	750	610
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	109,025	12,689	(222,015)	(66,789)
Inventories	20,726	(11,696)	16,998	(14,143)
Prepayments and other assets	8,728	949	(40,751)	(16,118)
Accounts payable and other liabilities	(32,020)	35,231	81,557	20,807
Deferred revenue and customer advances	7,934	11,953	36,589	27,779
Retirement plans contributions	(1,383)	(1,361)	(3,884)	(3,775)
Income taxes	(13,782)	(16,251)	24,060	(31,224)

Net cash provided by operating activities	342,512	199,148	608,511	362,422

Cash flows from investing activities:
Purchases of property, plant and equipment	(62,858)	(37,092)	(146,872)	(96,048)
Purchases of marketable securities	(188,880)	(121,358)	(488,428)	(605,539)
Proceeds from maturities of marketable securities	126,423	160,279	309,407	393,472
Proceeds from sales of marketable securities	5,950	17,820	32,611	60,274
Proceeds from life insurance	—	2,639	546	2,912
Purchase of investments and acquisition of businesses, net of cash acquired	—	—	149	(21,970)

Net cash (used for) provided by investing activities	(119,365)	22,288	(292,587)	(266,899)

Cash flows from financing activities:
Issuance of common stock under stock purchase and stock option plans	13,771	14,191	26,528	29,280
Dividend payments	(16,604)	(15,250)	(49,870)	(46,269)
Payments related to net settlement of employee stock compensation awards	(216)	(104)	(22,735)	(14,550)
Repurchase of common stock	—	(121,560)	(88,465)	(368,782)
Payments of contingent consideration	—	—	(8,852)	(27,615)

Net cash used for financing activities	(3,049)	(122,723)	(143,394)	(427,936)

Effects of exchange rate changes on cash and cash equivalents	(349)	119	(1,274)	(400)

Increase (decrease) in cash and cash equivalents	219,749	98,832	171,256	(332,813)
Cash and cash equivalents at beginning of period	725,431	495,107	773,924	926,752

Cash and cash equivalents at end of period	$945,180	$593,939	$945,180	$593,939

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	September 27, 2020	% of Net Revenues			June 28, 2020	% of Net Revenues			September 29, 2019	% of Net Revenues
Net revenues	$819.5				$838.7				$582.0
Gross profit GAAP	$458.9	56.0%			$471.5	56.2%			$345.0	59.3%
Inventory step-up	0.1	0.0%			0.1	0.0%			—	—

Gross profit non-GAAP	$459.0	56.0%			$471.6	56.2%			$345.0	59.3%

Income from operations — GAAP	$269.7	32.9%			$217.9	26.0%			$154.9	26.6%
Restructuring and other (1)	(27.7)	-3.4%			37.2	4.4%			(6.5)	-1.1%
Acquired intangible assets amortization	6.2	0.8%			8.9	1.1%			9.6	1.6%
Inventory step-up	0.1	0.0%			0.1	0.0%			—	—
Equity modification charge (2)	—	—			—	—			2.1	0.4%

Income from operations — non-GAAP	$248.3	30.3%			$264.1	31.5%			$160.1	27.5%

			Net Income per Common Share				Net Income per Common Share				Net Income per Common Share
	September 27, 2020	% of Net Revenues	Basic	Diluted	June 28, 2020	% of Net Revenues	Basic	Diluted	September 29, 2019	% of Net Revenues	Basic	Diluted
Net income — GAAP	$222.7	27.2%	$1.34	$1.21	$188.9	22.5%	$1.14	$1.05	$135.9	23.4%	$0.80	$0.75
Restructuring and other (1)	(27.7)	-3.4%	(0.17)	(0.15)	37.2	4.4%	0.22	0.21	(6.5)	-1.1%	(0.04)	(0.04)
Acquired intangible assets amortization	6.2	0.8%	0.04	0.03	8.9	1.1%	0.05	0.05	9.6	1.6%	0.06	0.05
Interest and other (3)	3.6	0.4%	0.02	0.02	3.6	0.4%	0.02	0.02	3.5	0.6%	0.02	0.02
Pension mark-to-market adjustment (3)	2.7	0.3%	0.02	0.01	(0.1)	-0.0%	(0.00)	(0.00)	—	—	—	—
Inventory step-up	0.1	0.0%	0.00	0.00	0.1	0.0%	0.00	0.00	—	—	—	—
Equity modification charge (2)	—	—	—	—	—	—	—	—	2.1	0.4%	0.01	0.01
Exclude discrete tax adjustments (4)	(4.4)	-0.5%	(0.03)	(0.02)	(1.1)	-0.1%	(0.01)	(0.01)	(7.7)	-1.3%	(0.05)	(0.04)
Non-GAAP tax adjustments	2.2	0.3%	0.01	0.01	(8.3)	-1.0%	(0.05)	(0.05)	(3.5)	-0.6%	(0.02)	(0.02)
Convertible share adjustment (5)	—	—	—	0.06	—	—	—	0.06	—	—	—	0.02

Net income — non-GAAP	$205.4	25.1%	$1.24	$1.18	$229.2	27.3%	$1.38	$1.33	$133.4	22.9%	$0.79	$0.77

GAAP and non-GAAP weighted average common shares — basic	166.0				165.8				169.6
GAAP weighted average common shares — diluted	184.3				180.3				180.5
Exclude dilutive shares related to convertible note transaction	(9.2)				(7.6)				(5.8)

Non-GAAP weighted average common shares — diluted	175.2				172.7				174.7

(1) Restructuring and other consists of:
	Quarter Ended
	September 27, 2020				June 28, 2020				September 29, 2019
Contingent consideration fair value adjustment	$(27.2)				$29.3				$(7.8)
Acquisition related expenses and compensation	(1.1)				3.1				0.5
Employee severance	0.5				—				0.8
Contract termination settlement fee	—				4.0				—
Other	0.1				0.8				—

	$(27.7)				$37.2				$(6.5)

(2)

For the quarter ended September 29, 2019, selling and administrative expenses include an equity charge for the modification of Teradyne’s retired CFO’s outstanding equity awards to allow continued vesting and maintain the original term in connection with his July 17, 2019 retirement.

(3)

For the quarters ended September 27, 2020, June 28, 2020, and September 29, 2019, adjustment to exclude non-cash convertible debt interest expense. For the quarters ended September 27, 2020 and June 28, 2020, adjustment to exclude actuarial (gain) loss recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.

(4)	For the quarters ended September 27, 2020, June 28, 2020, and September 29, 2019, adjustment to exclude discrete income tax items.

(5)

For the quarters ended September 27, 2020 and June 28, 2020, the non-GAAP diluted EPS calculation adds back $1.3 million of convertible debt interest expense to non-GAAP net income and non-GAAP weighted average diluted common shares include 7.8 million and 5.8 million shares, respectively, related to the convertible debt hedge transaction.

	Nine Months Ended
	September 27, 2020	% of Net Revenues			September 29, 2019	% of Net Revenues
Net revenues	$2,362.5				$1,640.3
Gross profit GAAP	$1,336.0	56.6%			$956.6	58.3%
Inventory step-up	0.4	0.0%			0.4	0.0%

Gross profit non-GAAP	$1,336.4	56.6%			$957.0	58.3%

Income from operations — GAAP	$694.3	29.4%			$382.0	23.3%
Acquired intangible assets amortization	25.1	1.1%			30.4	1.9%
Restructuring and other (1)	1.9	0.1%			(11.8)	-0.7%
Inventory step-up	0.4	0.0%			0.4	0.0%
Equity modification charge (2)	—	—			2.1	0.1%

Income from operations — non-GAAP	$721.7	30.5%			$403.1	24.6%

			Net Income per Common Share				Net Income per Common Share
	September 27, 2020	% of Net Revenues	Basic	Diluted	September 29, 2019	% of Net Revenues	Basic	Diluted
Net income — GAAP	$587.8	24.9%	$3.54	$3.23	$342.4	20.9%	$2.00	$1.92
Acquired intangible assets amortization	25.1	1.1%	0.15	0.14	30.4	1.9%	0.18	0.17
Interest and other (3)	10.8	0.5%	0.07	0.06	10.2	0.6%	0.06	0.06
Pension mark-to-market adjustments (3)	2.6	0.1%	0.02	0.01	0.4	0.0%	0.00	0.00
Restructuring and other (1)	1.9	0.1%	0.01	0.01	(11.8)	-0.7%	(0.07)	(0.07)
Inventory step-up	0.4	0.0%	0.00	0.00	0.4	0.0%	0.00	0.00
Equity modification charge (2)	—	—	—	—	2.1	0.1%	0.01	0.01
Exclude discrete tax adjustments (4)	(13.1)	-0.6%	(0.08)	(0.07)	(23.9)	-1.5%	(0.14)	(0.13)
Non-GAAP tax adjustments	(8.0)	-0.3%	(0.05)	(0.04)	(9.0)	-0.5%	(0.05)	(0.05)
Convertible share adjustment (5)	—	—	—	0.16	—	—	—	0.06

Net income — non-GAAP	$607.5	25.7%	$3.66	$3.52	$341.2	20.8%	$1.99	$1.97

GAAP and non-GAAP weighted average common shares — basic	166.1				171.5
GAAP weighted average common shares — diluted	181.8				178.7
Exclude dilutive shares from convertible note	(8.0)				(5.9)

Non-GAAP weighted average common shares — diluted	173.8				172.8

(1) Restructuring and other consists of:
	Nine Months Ended
	September 27, 2020				September 29, 2019
Contingent consideration fair value adjustment	$(8.0)				$(16.5)
Contract termination settlement fee	4.0				—
Acquisition related expenses and compensation	3.4				2.3
Employee severance	1.2				2.4
Other	1.2				—

	$1.9				$(11.8)

(2)

For the nine months ended September 29, 2019, selling and administrative expenses include an equity charge for the modification of Teradyne’s retired CFO’s outstanding equity awards to allow continued vesting and maintain the original term in connection with his July 17, 2019 retirement.

(3)

For the nine months ended September 27, 2020 and September 29, 2019, Interest and other included non-cash convertible debt interest expense. For the nine months ended September 27, 2020 and September 29, 2019, adjustments to exclude actuarial (gain) loss recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.

(4)

For the nine months ended September 27, 2020 and September 29, 2019, adjustment to exclude discrete income tax items. For the nine months ended September 29, 2019, income tax (benefit) provision includes a $26 million tax benefit from the release of uncertain tax position reserves due to the IRS completion of its audit of Teradyne’s 2015 Federal tax return and includes a $15 million tax provision related to the finalization of our toll tax charge.

(5)

For the nine months ended September 27, 2020, the non-GAAP diluted EPS calculation adds back $3.9 million of convertible debt interest expense to non-GAAP net income and non-GAAP weighted average diluted common shares include 6.4 million shares related to the convertible debt hedge transaction.

GAAP to Non-GAAP Reconciliation of Fourth Quarter 2020 guidance:

GAAP and non-GAAP fourth quarter revenue guidance:	$680 million	to	$740 million
GAAP net income per diluted share	$0.81		$0.96
Exclude acquired intangible assets amortization	0.03		0.03
Exclude non-cash convertible debt interest	0.02		0.02
Tax effect of non-GAAP adjustments	(0.01)		(0.01)
Convertible share adjustment	0.06		0.06

Non-GAAP net income per diluted share	$0.90		$1.06

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com
Contact: Teradyne, Inc.
Andy Blanchard 978-370-2425
Vice President of Corporate Relations